CENTAUR CAPITAL PARTNERS
                                 CODE OF ETHICS



                                DECEMBER 8, 2005

Introduction
------------

Centaur Capital Partners, L.P. (the "Company") maintains a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable federal securities laws, including rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "SEC").

This Code of Ethics (the "Code of Ethics" or "Code") applies to each employee of the Company. It is designed to ensure compliance with legal requirements and the Company's standards of business conduct. Employees shall read and understand this Code of Ethics and uphold the standards in the Code of Ethics in their day-to-day activities at the Company.

This Code of Ethics does not address every possible situation that may arise. Consequently, every employee is responsible for exercising good judgment, applying ethical principles, and promptly bringing potential violations of the policy to the attention of the chief compliance officer (the "CCO") of the Company.

Each Employee shall sign the acknowledgement form attached to this Code of Ethics indicating his or her receipt and understanding of, and agreement to comply with, this Code of Ethics. Such signed acknowledgement should be promptly returned to the CCO.

Purpose of the Code of Ethics
-----------------------------

This Code of Ethics ensures that all employees of the Company will conduct their activities in accordance with the following principles:

     o The interests of the Company's investment advisory clients (each, a "Client", and, collectively, the "Clients") come before the interests of any employee of the Company;

     o All personal securities transactions are to be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     o Company personnel should not take inappropriate advantage of their position, or any investment opportunities presented by virtue of such position, to the detriment of Clients; and

     o Access Persons (as defined herein) shall not engage in any act, practice, or course of conduct that would violate the provisions of Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act") or Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") set forth below.

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Legal Requirement
-----------------


Rule 17-j-1(b) of the 1940 Act

Pursuant to Rule 17j-1(b) of the 1940 Act, it is unlawful for any Access Person in connection with the purchase or sale (directly or indirectly) of a security "held or to be acquired" by the Clients to:

     o    employ any device, scheme or artifice to defraud the Clients;

     o make any untrue statement of a material fact (or fail to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to the Clients);

     o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Clients; or;

     o engage in any manipulative practice with respect to the Client's investment portfolio.



Rule 204A-1 of the Advisers Act

Pursuant to Rule 204A-1 of the Advisers Act, it is unlawful for any Access Person to:

     o misuse material non-public information about the Company's securities recommendations and Clients' securities holdings and transactions;

     o engage in improper personal trades or personal trades that have not been pre-approved by the CCO;

     o fail to submit required periodic personal securities transactions and holdings reports; and;

     o    fail to report promptly violations of this Code of Ethics to the CCO.

To ensure compliance with Rule 17j-1(b) of the 1940 Act and Rule 204A-1 of the Advisers Act, the Company has adopted this Code of Ethics to provide employee guidelines for certain types of personal securities transactions which may involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.


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Restrictions Regarding Personal Investment Activities
-----------------------------------------------------

Blackout Periods

The price paid or received by any Client for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

     o No Access Person shall enter an order for the purchase or sale of a Covered Security (as defined herein) on the day during which a Client has a pending buy or sell order in that same security until after the Client's order is executed or withdrawn; and

     o Access Persons may not buy or sell a Covered Security within one business day before or after a Client trades in the same Covered Security, unless the CCO determines that it is clear that, in view of the nature of the investment and the market for such investment, the order will not affect the price paid or received by the Client, or otherwise result in an inappropriate advantage to the Access Person.

Short Term Trading

No Investment Personnel (as defined herein) may profit from the purchase and sale or sale and purchase of any security within a sixty (60) calendar day period, unless the purchase and sale was authorized by the CCO.

The  restrictions  of the  Short  Term  Trading  policy  shall  not apply to the
following   transactions  unless  the  CCO  determines  that  such  transactions otherwise violate the principles espoused in this Code of Ethics:

     o Purchases, sales or other transactions effected in any account over which such person has no direct or indirect influence or control;

     o    Purchases  that  are  part  of  an  automatic   purchase  or  dividend
          reinvestment plan;

     o Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     o Any equity securities transaction, or series of related transactions, effected over a thirty (30) calendar day period and involving 500 shares or less in the aggregate; and

     o Any fixed income securities transactions, or series of related transactions effected over a thirty (30) calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by any Client.




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Initial Public Offerings ("IPOs")

No Investment Personnel shall acquire, directly or indirectly, any Beneficial Ownership (as defined herein) in any IPO with respect to any security without first obtaining prior written approval of the CCO.

Limited Offerings

No Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering (as defined herein) without first obtaining the prior written approval of the CCO.

Acceptance of Gifts

Investment Personnel must not accept gifts of more than $100 in value from any entity doing business with, or on behalf of, the Clients and/or the Company, unless pre-approved by the CCO.

Generally, Employees should not accept or provide any gifts or favors that might influence the recipient's decisions regarding business transactions involving the Company, or which others might reasonably believe would influence those decisions.

This restriction does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, the Employee is with the person or representative of the entity that does business with the Company.

Service on Boards

Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO. In the event such a request is approved, appropriate written procedures shall be developed by the Company at such time to avoid potential conflicts of interests resulting from such board service, and to isolate any Investment Personnel serving as directors from making investment decisions for any Client concerning the specific company to which such board service is provided.

Reporting Procedures
--------------------

Annual Certification

In order to ensure compliance with the restrictions regarding personal securities transactions, the CCO of the Company shall annually notify each person to which the restrictions apply and shall deliver a copy of this Code of Ethics to each person. The CCO shall obtain written assurances from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements. An acknowledgment form for this purpose is provided at the conclusion of this Code.



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Reportable Transactions

Access Persons must submit holdings and transaction reports for Reportable Securities (as defined herein) in which the access person has, or acquires, any direct or indirect beneficial ownership. An Access Person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Access Person's household.

Exceptions from Reporting Requirements

Rule 204A-1 of the Advisers Act treats all securities as Reportable Securities, with five exceptions designed to exclude securities that appear to present little opportunity for the type of improper trading that the Access Person reports are designed to uncover:

     o    Transactions   and  holdings  in  direct   obligations   of  the  U.S.
          Government;

     o Money market instruments, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

     o    Shares of money market funds;

     o Transactions and holdings in shares of other types of mutual funds, unless the Company or a control affiliate acts as the investment adviser or principal underwriter for the mutual fund; and

     o Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, none of which are Reportable Funds (as defined in this Code).


Initial Holdings Report

On the form provided in Exhibit A to this Code (or similar form), every Access Person must report to the CCO no later than 10 days after that person becomes an Access Person, the following information, which must be current as of a date no more than forty-five (45) days prior to the date the Access Person becomes an Access Person:

     o The title, and type of security, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

     o The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, are held for the direct or indirect benefit of the Access Person; and

     o    The date the Access Person submits the report.



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

Annual Update of Holdings Report

Each Access Person must also submit an annual update of the Initial Holdings Report, no later than forty-five (45) days after the end of each fiscal year, using the form provided as Exhibit D to this Code of Ethics (or similar form). The information must be current as of a date no more than forty-five (45) days prior to the date the holdings report is submitted.

Quarterly Transaction Reports

Quarterly securities transaction reports shall be submitted by every Access Person no later than thirty (30) days after the end of each calendar quarter, using the form provided as Exhibit B to this Code of Ethics (or similar form), containing the following information:

     o The date of the transaction, the title, and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each Reportable Security;

     o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     o    The price of the security at which the transaction was effected;

     o The name of any broker, dealer or bank with whom the transaction was effected; and

     o    The date the Access Person submitted the report.

Transactions excepted from the personal securities reporting are:

     o    Transactions effected pursuant to an Automatic Investment Plan; and

     o Securities held in accounts over which the Access Person had no direct or indirect influence or control.

Disclaimer of Beneficial Ownership

Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

Review and Enforcement
----------------------

Review

The CCO (or his or her delegate) shall from time to time review the reported personal securities transactions of Access Persons for compliance with the requirements of this Code of Ethics. If the CCO (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an

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individual, the CCO (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.


Enforcement


If any violation of this Code of Ethics is determined to have occurred, the CCO may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client for the benefit of its shareholders, if applicable, or given to a charity, as the CCO shall determine is appropriate.

Reporting
---------

Violation of Code of Ethics

If the CCO (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation and any enforcement action taken to the managing partner of the Company. If any violation of this Code of Ethics involves a Client who is a sub-advised 1940 Act fund, the CCO will report to either such Client's Review Officer or the Chairman of the Client's Board of Directors, as appropriate, for each of the sub-advised funds for which the violation occurred.


Quarterly Reporting


With respect to any Clients who are sub-advised 1940 Act funds, the CCO (or his or her delegate) shall furnish to the appropriate Review Officer for each such Client a report with respect to any violations of this Code of Ethics or the Client's code of ethics, any procedures or sanctions imposed in response to the violations and such other information as may be requested by the Client's Review Officer.

At least annually, the Company shall furnish to the Client's Board of Directors a written report that:

     o Describes any issues arising under the Code of Ethics or procedures since the last report to the Client's Board of Directors relating to the Company or the Client, including, but not limited to, information about any violations of the Code of Ethics or procedures and sanctions imposed in response to the violations; and

     o Certifies in the form provided in Exhibit E (or similar form) that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.



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Insider Trading
---------------

Employees may not trade personally or on behalf of others (such as investment funds and private accounts managed by the Company), while in possession of material, non-public information. Employees may not communicate material, non-public information to others outside of the Company except individuals who are entitled to receive it in connection with the performance of their responsibilities for the Company. Any such communication with third parties must be approved by the CCO. For further information and definitions regarding insider trading, please refer to the Centaur Capital Partners SEC Compliance Manual, a copy of which has been provided to each Employee.

Reporting of Material, Non-Public Information

All officers, interested directors and employees who possess or believe that they may possess material, non-public information about any issuer of securities must report the matter immediately to the CCO. The CCO will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

Records
-------

The  Company  shall  maintain  records in the manner and to the extent set forth
below,  which  records  shall  be  available  for  appropriate   examination  by
representatives of the SEC.

     o A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place.

     o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

     o A copy of each report made pursuant to this Code of Ethics by an Access Person, including any information provided in lieu of reports, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place.

     o A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place.

     o A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in a manner consistent with this Code of Ethics for at least five (5) years after the end of the fiscal year in which the approval is granted, the first two (2) years in an easily accessible place.

     o Any other information as may be required by Rule 17j-1(f) of the 1940 Act or Rule 204-2 of the Advisers Act.

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Exemption for Limited Partners of Centaur Capital Partners L.P.
---------------------------------------------------------------

Notwithstanding anything to the contrary herein, no passive minority owner or limited partner of the Company need comply with the trading restrictions, reporting requirements, or insider trading policies unless that person knew at the time of the transaction, or in the ordinary course of fulfilling his/her official duties, should have known, that a Covered Security was purchased or sold, or was being considered for purchase or sale by the Company for any Client portfolio.

Confidentiality
---------------

All reports of securities transactions and any other information filed with the CCO pursuant to this Code of Ethics shall be treated as confidential, except that the same may be disclosed to the Company's officers, legal counsel, and to employees of the Company on an as-needed basis as determined by the CCO. In addition, with respect to any sub-advised 1940 Act funds, the information may be provided to the Board of Directors and the appropriate compliance officer and legal counsel of such funds, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

Amendment
---------

The CCO of the Company may, from time to time, amend this Code of Ethics, and/or adopt such interpretations of this Code of Ethics as are required by the 1940 Act and the Advisers Act and other applicable law.

Definitions
-----------

     1.   "Access Person" shall mean:

          (a) with respect to Rule 17j-1 of the 1940 Act,(i) any director, officer, general partner or Advisory Person (as defined below) of the Company or any Clients of the Company, or (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by any Clients of the Company for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to any Clients of the Company regarding the purchase and sale of Covered Securities; and

          (b) with respect to Rule 204A-1 of the Advisers Act, (i) any director, officer or partner of the Company, or (ii) a Supervised Person who (A) has access to nonpublic information regarding any Clients' purchase or sale of securities, or have access to nonpublic information regarding the portfolio holdings of any mutual fund Client, or (B) is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic.

          (c) The persons referenced on Exhibit F attached hereto shall be considered to be "Access Persons" of the Company for purposes of this definition.

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

     2. An "Advisory Person" shall mean (i) any employee of the Company or of any Client of the Company (or of any company in a control relationship thereto) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by any Client of the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (ii) any natural person in a control relationship with the Company or any Client of the Company who obtains information concerning recommendations made to any Client of the Company regarding the purchase or sale of Covered Securities by the Client and such term includes any Portfolio Manager (as defined below) or Investment Personnel (as defined below). A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

               (a) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

               (b)  a  single   instance  of  obtaining   knowledge  of  current
                    recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

               (c) The persons referenced on Exhibit F attached hereto shall be considered to be "Advisory Persons" of the Company for purposes of this definition.


     3. "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment pan includes a dividend reinvestment plan.

     4. "Beneficial Ownership" for the purposes of this Code of Ethics shall be interpreted in a manner that is consistent with Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1(a)(2) thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. It also includes securities held by members of a person's immediate family sharing the same household; provided, however, this presumption may be rebutted. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     5. "Clients" shall mean any funds, including funds owned by the Company or an investment company registered under the 1940 Act, for which the Company serves as an investment manager, investment advisor or sub-advisor.

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

     6. "Control" shall have the meaning set forth in Section 2(a)(9) of the 1940 Act. Control means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

     9. "Covered Security" shall mean a "security" as set forth in Section 2(a)(36) of the 1940 Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes
          (i) any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security; and (ii) shares of any funds managed by the Company. A Covered Security does not include: (a) direct obligations of the U.S. Government; (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares of registered open-end investment companies other than funds managed by the Company.

     10. A Covered Security is for purposes of this Code being "held or to be acquired" by any Client if, within the most recent 5 business days, the Covered Security: (a) is or has been held by a Client; (b) is being or has been considered by a Client for purchase by the Client; or (c) any option to purchase or sell, any Covered Security convertible into or exchangeable for, a Covered Security described in
          (a) or (b) of this paragraph.

     11. A Covered Security is being "considered for purchase or sale" when, among other things, a recommendation to purchase or sell a security for a Client has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     12. "Initial Public Offering" shall mean an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act").

     13. "Investment Personnel" of the Company or each Client shall mean: (a) any employee of the Company or such Client (or any company in a control relationship to the Company or such Client) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by such Client and such term includes any Portfolio Manager; or (b) any natural person who controls the Company or such Client and who obtains

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

          information concerning recommendations made to such Client regarding the purchase or sale of securities by such Client.

          The  persons   referenced  on  Exhibit  F  attached  hereto  shall  be
          considered to be "Investment Personnel" of the Company for purposes of this definition.

     14. "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 under the 1933 Act.

     15. "Non-Covered Security" shall mean those securities not included in the definition of Covered Securities, such as: (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, or (d) other securities as may be excepted under the provisions of Rule 17j-1 of the 1940 Act.

     16. "Portfolio Manager" shall mean the person (or the persons) primarily responsible for the day-to-day management of a Client's portfolio.

     17. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     18. "Reportable Fund" shall mean (i) any fund registered under the 1940 Act for which the Company serves as an investment advisor (as defined in section 2(a)(20) of the 1940 Act); or (ii) any fund registered under the 1940 Act whose investment advisor or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company.

     19. "Reportable Security" shall mean a security as defined in section 202(a)(18) of the Advisers Act, except that it does not include:

          (a)  Direct obligations of the U.S. Government;

          (b) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          (c)  Shares issued by money market funds;

          (d)  Shares issued by open-end  funds (other than  Reportable  Funds);
               and

          (e) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

     20. "Review Officer" shall mean, with respect to the Company or any Client, the Secretary of the Company or such other person(s) as may be designated by the Company or the Board of Directors of any Client of the Company. The Review Officer of the Company shall: (a) approve transactions, receive reports and otherwise monitor compliance with this Code of Ethics with respect to all Access Persons not otherwise associated with the Company; (b) receive reports from any CCO designated hereunder; (c) report at least quarterly to the Board of Directors of any Client's of the Company all violations of this Code of Ethics that occurred during the past calendar quarter; and (d) report at least annually to the Clients' Board of Directors.

     21. "Supervised Person" shall mean any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

                    ACKNOWLEDGMENT OF RECEIPT AND COMPLIANCE

                  WITH THE CODE OF BUSINESS CONDUCT AND ETHICS

                             (THE "CODE OF ETHICS")

     I hereby certify that I have received, read, and understand the Code of Ethics of Centaur Capital Partners, L.P. (the "Company"). I understand that a violation of any provision of the Code of Ethics is grounds for discipline up to and including termination of my position with the Company. I also understand that if I discover a violation of any provision of the Code of Ethics it is my duty to notify the appropriate authorized persons of the Company.

     I hereby agree to comply with the policies and guidelines set forth in the Company's Code of Ethics.


_____________________________________________________
SIGNATURE

_____________________________________________________
PRINT NAME

_____________________________________________________
DATE

                                    EXHIBIT A
                                    ---------

                         CENTAUR CAPITAL PARTNERS, L.P.

                             INITIAL HOLDINGS REPORT



To the Compliance Officer:

As of the below date, I held positions in the securities listed below (including, without limitation, securities listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

------------------------------------ ------------ -------------- ------------------------------------------------
                                                                                Broker/Dealer or
                                       No. of       Principal                      Bank Where
     Security or Account name*         Shares        Amount                      Account is Held
     -------------------------         ------        ------                      ---------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

* All accounts must be listed (including accounts with Non-Covered Securities), plus Covered Securities and ETFs.

     This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:  ____________________________        Signature:  _________________________

                                           Print Name: _________________________

                                    EXHIBIT B
                                    ---------

                         CENTAUR CAPITAL PARTNERS, L.P.

                          SECURITIES TRANSACTION REPORT



For the Calendar Quarter Ended: ________________________
                                     (mo./day/yr.)

To the Compliance Officer:

     During the quarter referred to above, the transactions listed below (including, without limitation, securities listed on the sheets attached hereto) were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------
                                                                                                                         Broker/
                                                                                                                        Dealer or
                                                                                         Nature of                        Bank
             Security                                                  Principal        Transaction                      Through
      (including interest and          Date of          No. of         Amount of        (Purchase,                        Whom
       manturity date, if any)       Transaction        Shares        Transaction       Sale, Other)      Price         Effected
       -----------------------       -----------        ------        -----------       ------------      -----         --------
---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:  ____________________________        Signature:  _________________________

                                           Print Name: _________________________

                                    EXHIBIT C
                                    ---------

                         CENTAUR CAPITAL PARTNERS, L.P.

                          ACCOUNT ESTABLISHMENT REPORT



For the Calendar Quarter Ended: ______________________
                                    (mo./day/yr.)

To the Compliance Officer:

During the quarter referred to above, the accounts listed below (including, without limitation, accounts listed on the sheets attached hereto) were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to the Code of
Ethics:

----------------------------------------------------- ----------------------
                  Broker/Dealer or                            Date
                     Bank Where
                    Account Was                            Account Was
                    Established                            Established
----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------

----------------------------------------------------- ----------------------






Date:  ____________________________        Signature:  _________________________

                                           Print Name: _________________________

x

                                    EXHIBIT D
                                    ---------

                         CENTAUR CAPITAL PARTNERS, L.P.

                             ANNUAL HOLDINGS REPORT



To the Compliance Officer:

     As of December 31, ______, I held the securities positions listed below (including, without limitation, securities positions listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

------------------------------------ ------------ -------------- ------------------------------------------------
                                                                              Broker/Dealer or
         Security or Account            No. of      Principal                    Bank Where
                name*                   Shares        Amount                   Account is Held
                -----                   ------        ------                   ---------------
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

* All accounts must be listed (including accounts with Non-Covered Securities), plus Covered Securities and ETFs.

     This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:  ____________________________        Signature:  _________________________

                                           Print Name: _________________________

                                    EXHIBIT E
                                    ---------



[on investment adviser letterhead]


[Date]


Centaur Capital Partners, L.P. (the "Adviser") hereby certifies that:

     1. The Adviser has adopted procedures reasonably necessary to prevent its Access Persons (as defined in Rule 17j-1 under the Investment Company Act of 1940) from violating the Adviser's Code of Ethics (as defined in Rule 17j-1 under the Investment Company Act of 1940)

     2.   There are no material violations of the Adviser's Code of Ethics.




_______________________________
Name:  Zeke Ashton
Title:  Managing Partner
Centaur Capital Partners, L.P.

                                    EXHIBIT F
                                    ---------



Access Persons

The persons listed below shall be considered to be "Access Persons" of the Company for purposes of this Code:

Zeke Ashton
Matthew Richey


Advisory Persons

The persons listed below shall be considered to be "Advisory Persons" of the Company for purposes of this Code:

Zeke Ashton
Matthew Richey


Investment Personnel

The persons listed below shall be considered to be "Investment Personnel" of the Company for purposes of this Code:

Zeke Ashton
Matthew Richey